Angiotech®

Redefining Success™

ANGIOTECH PHARMACEUTICALS INC.

Second Quarter 2008 Results July 28, 2008 Exhibit 99.1

Financial Review Tom Bailey, CFO

Forward-Looking Statements
Statements contained in this presentation that are not based on historical fact, including without limitation statements containing the words
“believes,” “may,” “plans,” “will,” “estimate,” “continue,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the second half of 2008 and beyond, and our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions, both nationally and in the regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities or consummate acquisitions; and any other factors that may affect performance. In addition, our business is subject to certain operating risks that may cause the actual results expressed or implied by the forward-
looking statements in this presentation to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete preclinical and clinical development of our products; changes in business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the continued availability of capital to finance our activities; our ability to continue to service our debt obligations;
and any other factors referenced in our annual information form and other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission. Given these uncertainties, assumptions and risk factors, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this presentation to reflect future results, events or developments.

Financial Information
This presentation contains the condensed financial statements derived from the unaudited consolidated interim financial statements for the three-month periods ended June 30, 2008, and 2007. Full unaudited consolidated interim financial statements and Management’s
Discussion and Analysis for the three-month period ended June 30, 2008, will be filed with the relevant regulatory agencies, as well as posted on our website at www.angiotech.com.
Amounts, unless specified otherwise, are expressed in U.S. dollars. Financial results are reported under U.S. GAAP (“GAAP”) unless otherwise noted. All per share amounts are stated on a diluted basis unless otherwise noted.
Use of Certain Non-GAAP Financial Measures
Certain financial results presented in this presentation include non-GAAP measures that exclude certain items. Adjusted net loss from continuing operations, adjusted net loss per share from continuing operations and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) exclude certain non-cash and non-recurring items such as acquisition-related amortization charges, acquired in-process research and development relating to license agreements and acquisitions, stock-based compensation expense, foreign exchange gains or losses relating to translation of foreign currency cash and investment balances and other non-recurring items.
Adjusted net loss from continuing operations, adjusted net loss per share from continuing operations and Adjusted EBITDA also exclude litigation expenses related to defending intellectual property claims.  Revenue, as adjusted, excludes non-recurring, non-operating revenue derived from license agreements and other license revenue, net of license fees due to licensors and excludes amounts accrued for costs incurred.  Adjusted net loss from continuing operations, adjusted net loss per share from continuing operations, revenue, as adjusted, and
Adjusted EBITDA do not have any standardized meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other issuers. Management uses these non-GAAP or adjusted operating measures to establish operational goals, and believes that these measures may assist investors in analyzing the underlying trends in our business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for, or as superior to, financial reporting measures prepared in accordance with
GAAP. We have provided a reconciliation of these measures to GAAP in the attached tables.
The financial outlook referred to above presents certain forward-looking, non-GAAP financial information for which at this time there is no calculable comparable GAAP measure.  As a result, such non-GAAP financial information cannot be quantitatively reconciled to comparable
GAAP financial information.  Specifically, the estimates for certain operating expenses referred to above exclude estimates of certain expenses that are inherently unpredictable or subject to significant fluctuation for reasons unrelated to our business performance, including stock-based compensation expenses, certain litigation expenses and foreign exchange gains or losses.

Proxy Statement Legend
Additional Information and Where to Find It
– In connection with the proposed establishment of separate royalty and operating businesses, Angiotech filed a preliminary proxy statement with the SEC. The preliminary proxy statement is not yet final and will be amended. Shareholders are urged to read the final proxy statement (and all amendments and supplements to it) and other materials that
Angiotech may file with the SEC when they become available in their entirety, because they contain important information about the proposed transaction. The final proxy statement will be mailed to Angiotech’s shareholders. Shareholders will be able to obtain free copies of the final proxy statement, as well as Angiotech’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from Angiotech by directing a request to: Angiotech Pharmaceuticals, Inc.,
1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6, Attention: Investor
Relations (Tel: (604) 221-7676).
Participants in Solicitation
– Angiotech and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Angiotech common shares in respect of the proposed transaction. Information about the directors and executive officers is set forth in Angiotech’s Annual Report on Form 40-F for the most recently ended fiscal year, which was filed with the SEC on March 31, 2008, and
Angiotech’s proxy statement for its 2008 annual and special general meeting of shareholders, filed with the SEC on July 22, 2008. Additional information regarding the interests of such potential participants will be included in the final proxy statement and the other relevant documents filed with the SEC when they become available.

Q2:08 Financial Results
Summary
Total revenue (adjusted): $76.1M
– vs. $76.7M in Q1:08
– vs. $75.3M in Q2:07
Product revenues: $50.5M
– vs. $47.7M in Q1:08
– vs. $45.4M in Q2:07
Royalty revenues: $25.5M
– vs. $28.9M in Q1:08
– vs. $29.9M in Q2:07

Q2:08 Financial Results
Summary
Adjusted EBITDA: $5.9M
– vs. $9.3M in Q1:08
– vs. $15.6M in Q2:07
GAAP EPS:
($0.31)*
Adjusted EPS:
($0.09)*
Cash and investments: $81.0M
– vs. $90.1M in Q1:08
– vs. $144.2M in Q2:07
* Corrected from ($0.26)
** Corrected from ($0.04)

Strong product sales performance continues
– Medical product sales > $50M
– +11% vs. Q2:07 (Q2:07 on adjusted basis)
– +5% sequential growth vs. Q1:08
– Broad-based achievement of revenue plan
• Every business line at or above our Q2 and H2 targets
• Across the board: not driven by any one product,
customer
• Strength in OUS markets
• Majority of growth volume driven vs. price
Promoted Brands: +54% vs. Q2:07
– SIX currently marketed brands:
Quill™
SRS,
Skater™:
EnSnare
®
,
V+Pad™,
BioPince™
and HemoStream™ (launched
in Q2)
– Three additional brands still expected to launch in 2008,
Option™
IVC Filter (H2),
BioSeal™
(H2), 5-FU CVC (H2)
Quill™ SRS
– Consecutive growth in every month during Q2
– 60%+ repeat order rate continuing
Q2:08 Financial Results
Highlights: Product Sales

Improving operating margins
– Gross margin 48% (vs. 46% in Q1)
– Leveraging sales growth: SGA @ $23.6M in Q2:08 vs. $23.3M in
Q1:08 vs. $23.5M in Q4:07
– Adjusted EBITDA at $5.9M
• Lower royalty revenue (-$3.4M)
• Higher R & D (+$2.5M) – Vascular Wrap Clinical Expenses
Syracuse facility consolidation
– Expected completion: summer / fall 2008
– Specialties / OEM: orders have been increasing
Cash burn as expected in Q2
– Positive SG & A expense leverage
– R & D negative variance
– FRN interest cost: declining in 2008
– Mark to market on LT investments during Q2
Q2:08 Financial Results
Highlights: Cash Flow, Margins

Second Quarter Summary and Conclusions Dr. Bill Hunter, President and CEO

Q2:08 Business Highlights
Products
5-FU Central Venous Catheter
– April 17, 2008 received 510(k) marketing clearance from FDA
– H2:08 expected product launch
– Developing 5-FU for other product applications
• Leveraging our investment in outstanding clinical data set
Quill SRS
– Building the foundation: growth in customer base continues
• Over 340* hospitals to date
– June 13, 2008: launch of Monoderm
• Product SKUS now available for deep layer to skin layer closures
• Multiple degradation profiles
– Product available immediately for distribution and sale in the U.S. and
Europe
Bio-Seal Lung Biopsy Tract System
– June 3, 2008: completion of US clinical trial enrolment
– Primary endpoint of the study: reduction in the incidence of pneumothorax
– Product has received CE Mark approval and is available for commercial sale in the EU
HemoStream™ chronic dialysis catheter
– New promoted brand: first sales recorded in Q2
* Corrected from 240

Q2:08 Business Highlights
Royalty Revenue
Zilver® PTX™ Paclitaxel-eluting Peripheral Stent
– June 11, 2008: Our partner Cook announces positive interim results from registry arm of clinical studies
– Interim data at six and 12 months; 435 and 200 patients respectively
– Corresponding EFS rates: 94% and 84% percent
– Freedom from TLR: 96% and 88%
– Evaluation of stent x-rays currently suggests stent fractures in:
• ~1% at six months
• <2% at one year
– Follow-up to the registry arm of the study expected to continue through two years
XIENCE V™ / PROMUS™ approval and launch: July 2, 2008
– Potential impact: Q4:08 royalty revenue
BSC U.S. launch of TAXUS
®
Liberté
®
in Q3:08?

Angiotech
Redefining Success

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Angiotech Revenue Mix
TAXUS vs. ANPI Medical Products Revenue
-21% -15% 1% 1%
% Q-o-Q growth
$68.0
-3%
$41.4
-39%
$26.6
-22%
$448
Q3 07
$70.7
-3%
$43.5
-29%
$27.2
-14%
$435
Q4 07
$76.7
12%
$47.7
-12%
$28.9
-9%
$428
Q1 08 Q2 08
($ millions)
$25.5
ANPI Royalty Revenue*
-15%
% Q-o-Q growth
$50.5
ANPI Medical Products Revenue
11%
% Q-o-Q growth
$76.1
ANPI Total Revenue
-13%
% Q-o-Q growth
$382
BSX Worldwide Taxus Revenue
* Angiotech recognizes royalty revenue with a one-quarter lag from when BSX recognizes Taxus revenue.
ANPI: Latest 12 Months Stock Price

Conclusions
Delivering Value, Mitigating Risk
Improving Operating Performance vs. Continued TAXUS Volatility
Strong revenue quarter in our operating businesses
– Greater than $50M in medical products revenue
– Sales reorganization and strategy is working
Promoted brand strategy is working
– Differential growth of our “best in class” products
– Quill SRS: continued hospital account growth; high repeat order rates
– Contributing to margin improvement
Improving operations performance
– Improving gross margins (even in advance of Syracuse closure)
– Leveraging SG & A
New product launches in Q2
– Quill SRS Monoderm
– HemoStream
Cook: exciting and groundbreaking peripheral DES data
TAXUS: near-term uncertainty

Q & A